                      SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.  20549

                                  FORM 8-K/A

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  June 19, 1996
                                                           -------------


                            ACCUSTAFF INCORPORATED
                            ----------------------
                           (Exact name of registrant
                         as specified in its charter)

            Florida                  0-24484              59-3116655
- -------------------------------------------------------------------------------
          (State or other          (Commission         (I.R.S. Employer
          jurisdiction of          File Number)        Identification No.)
          incorporation)


           6440 Atlantic Boulevard, Jacksonville, FL          32211
- -------------------------------------------------------------------------------
            (Address of principal executive offices)        (Zip Code)


      Registrant's telephone number, including area code:  (904) 725-5574
                                                           --------------

                                    N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.
             Report of Independent Accountants......................................................................   5
             Combined Balance Sheets as of September 30, 1995 and 1994..............................................   6
             Combined Statements of Operations for the Years Ended September 30, 1995 and 1994......................   7
             Combined Statement of Changes in Stockholders' Equity for the Years Ended September 30, 1995 and 1994..   8
             Combined Statements of Cash Flows for the Years Ended September 30, 1995 and 1994......................   9
             Notes to Financial Statements..........................................................................  10

             Combined Balance Sheet as of June 30, 1996 (unaudited).................................................  15
             Combined Statements of Operations for the Six Months Ended June 30, 1995 and 1996 (unaudited)..........  16
             Combined Statements of Cash Flows for the Six Months Ended June 30, 1995 and 1996 (unaudited)..........  17
             Notes to Interim Financial Statements..................................................................  18

         (B) PRO FORMA FINANCIAL INFORMATION.

             Introduction to Pro Forma Unaudited Combined Financial Information.....................................  19
             Pro Forma Combined Statement of Operations for the year ended December 31, 1995 (unaudited)............  22
             Pro Forma Combined Statement of Operations for the Six Months ended June 30, 1996 (unaudited)..........  23
             Notes to Unaudited Pro Forma Combined Statements of Operations.........................................  24

       (C)  EXHIBITS.

       2.1. Agreement and Plan of Merger by and among AccuStaff Incorporated, AccuStaff Merger Corp., AccuStaff Merger Subsidiary, Inc., The McKinley Group, Inc., MGI Services, Inc. and the shareholders of The McKinley Group, Inc. and MGI Services, Inc. dated as of June 19, 1996 (without schedules)/1/ incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K dated June 19, 1996 filed July 2, 1996.

       23.1 Consent of Coopers & Lybrand L.L.P.

       99.1 Press Release dated June 18, 1996 incorporated by reference to
            Exhibit 99.1 to the Company's Current Report on Form 8-K dated June 19, 1996 filed July 2, 1996.

       99.2 Press Release dated June 20, 1996 incorporated by reference to
            Exhibit 99.2 to the Company's Current Report on Form 8-K dated June 19, 1996 filed July 2, 1996.

- ---------------
/1/ AccuStaff shall supplementally furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.

                                    SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ACCUSTAFF INCORPORATED



                                      By:  /s/ Derek E. Dewan
                                           -------------------------------------
                                           Derek E. Dewan
                                           President and Chief Executive Officer


  Dated: September 3, 1996
         -----------------

                  [COOPERS & LYBRAND LETTERHEAD APPEARS HERE]


                       Report of Independent Accountants
                       ---------------------------------


  To the Stockholders
  The McKinley Group

       We have audited the accompanying combined balance sheets of The McKinley Group (the Companies) as of September 30, 1995 and 1994, and the related combined statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The McKinley Group as of September 30, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                      /s/ Coopers & Lybrand L.L.P.

  Washington, D.C.
  December 7, 1995

                               THE McKINLEY GROUP
                            COMBINED BALANCE SHEETS
                       as of September 30, 1995 and 1994

                                   _________

                                     ASSETS

                                             1995        1994
                                          ----------  ----------

  Current assets:
       Cash and cash equivalents          $2,692,734  $  861,971
       Accounts receivable                 3,277,425   1,415,179
       Canadian tax deposit receivable        48,886           -
       Other current assets                   21,147      15,761
                                          ----------  ----------
       Total current assets                6,040,192   2,292,911

  Property and equipment, net                185,000     122,925
  Deposits                                    77,257       8,654
                                          ----------  ----------
       Total assets                       $6,302,449  $2,424,490
                                          ==========  ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                         $  563,685  $  205,340
 Accrued salaries                            532,358     244,952
 Accrued expenses                             69,857      28,511
 Current portion of mortgage payable           2,836       2,836
 Capital lease obligation                      2,443       3,115
                                          ----------  ----------
 Total current liabilities                $1,171,179  $  484,754
                                          ==========  ==========

Mortgage payable, net of current portion      16,475      19,996
Capital lease obligation, net of
  current portion                                  -       2,337
                                          ----------  ----------
 Total liabilities                        $1,187,654  $  507,087
                                          ----------  ----------

Commitments and contingencies (Note 4)

Stockholders' equity:
 Common stock, $1.00 par value, 5,000 shares
  authorized, 3,000 shares issued and
  outstanding                                  3,000       3,000
 Retained earnings                         5,111,795   1,914,403
                                          ----------  ----------
                                           5,114,795   1,917,403
                                          ----------  ----------

   Total liabilities and stockholders'
     equity                               $6,302,449  $2,424,490
                                          ==========  ==========

                    The accompanying notes are an integral
                      part of these financial statements.

                               THE McKINLEY GROUP
                       COMBINED STATEMENTS OF OPERATIONS
                for the years ended September 30, 1995 and 1994

                                   __________


                                                        1995         1994
                                                     -----------  ----------

       Contract consulting revenue                   $16,512,368  $6,743,633
       Operating expenses:
            Direct costs of consulting services       10,363,314   4,121,222
            Indirect costs of consulting services        627,296     282,688
                                                     -----------  ----------
                  Gross profit                         5,521,758   2,339,723
            Selling, general and administrative        1,225,217     799,665
                                                     -----------  ----------
                  Operating income                     4,296,541   1,540,058
       Interest income                                    55,055       5,394
       Interest expense                                   13,610       3,604
       Rental income, net                                  3,767       2,361
                                                     -----------  ----------

                  Net income                         $ 4,341,753  $1,544,209
                                                     ===========  ==========



                     The accompanying notes are an integral
                      part of these financial statements.

                               THE McKINLEY GROUP
             COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                for the years ended September 30, 1995 and 1994

                                  ____________





                                                                  TOTAL
                                COMMON  COMMON    RETAINED    STOCKHOLDERS'
                                SHARES  STOCK     EARNINGS       EQUITY
                                ------  ------  ------------  --------------

Balance, October 1, 1993         3,000  $3,000  $   426,594     $   429,594
Net income                                        1,544,209       1,544,209
Distribution to stockholders                        (56,400)        (56,400)
                                 -----  ------  -----------     -----------
Balance, September 30, 1994      3,000   3,000    1,914,403       1,917,403
Net income                                        4,341,753       4,341,753
Distribution to stockholders                     (1,144,361)     (1,144,361)
                                 -----  ------  -----------     -----------
Balance, September 30, 1995      3,000  $3,000  $ 5,111,795     $ 5,114,795
                                 =====  ======  ===========     ===========


                     The accompanying notes are an integral
                      part of these financial statements.

                               THE McKINLEY GROUP
                       COMBINED STATEMENTS OF CASH FLOWS
                for the years ended September 30, 1995 and 1994

                                  ----------


                                                            1995         1994
                                                        ------------  -----------

  Cash flows from operating activities:
     Net income                                         $ 4,341,753   $1,544,209
     Adjustments to reconcile net income to
          net cash provided by operating activities:
       Depreciation and amortization                         60,904       29,810
       Increase (decrease in cash resulting from
            changes in assets and liabilities):
          Accounts receivable                            (1,862,246)    (951,044)
          Canadian tax deposit receivable                   (48,886)           -
          Other current assets                               (5,386)      (1,444)
          Deposits                                          (68,603)      (6,073)
          Accounts payable                                  358,345      190,386
          Accrued salaries                                  287,406      250,707
          Accrued expenses                                   41,346      (39,609)
                                                        -----------   ----------
          Net cash provided by operating activities       3,104,633    1,016,942
                                                        -----------   ----------

  Cash flows from investing activities
     Purchase of property and equipment                    (122,979)     (84,756)
                                                        -----------   ----------
                                                           (122,979)     (84,756)
                                                        -----------   ----------
  Cash flows from financing activities:
     Proceeds from notes payable to stockholders                  -       75,000
     Repayments of notes payable                                  -      (80,000)
     Repayments of capital lease obligations                 (3,009)      (1,265)
     Repayments of mortgage payable                          (3,521)      (3,741)
     Repayments of stockholders payable                           -       (8,764)
     Distributions to stockholders                       (1,144,361)     (90,000)
                                                        -----------   ----------
          Net cash used in financing activities          (1,150,891)    (108,770)
                                                        -----------   ----------

  Net increase in cash and cash equivalents               1,830,763      823,416
  Cash and cash equivalents, beginning of year              861,971       38,555
                                                        -----------   ----------
  Cash and cash equivalents, end of year                $ 2,692,734   $  861,971
                                                        ===========   ==========

  Supplemental disclosure of cash flow information:
     Interest paid                                      $    13,610   $    3,604
                                                        ===========   ==========

  Supplement disclosure of noncash activity:
     Increase to capital lease obligations                        -   $    6,717
                                                        ===========   ==========

                     The accompanying notes are an integral
                      part of these financial statements.

                               THE McKINLEY GROUP
                         NOTES TO FINANCIAL STATEMENTS
                                  ___________


  1.   Organization

            The McKinley Group (the Companies), consists of The McKinley Group, Inc. and MGI Services, Inc. The McKinley Group, Inc. provides contract labor to perform computer systems consulting services for a variety of clients in manufacturing environments.

            The McKinley Group, Inc. was incorporated on February 26, 1988 and has elected to be treated as a Sub-Chapter S corporation under the Internal Revenue Code. All income of The McKinley Group, Inc. accrues directly to the stockholders and all income taxes are paid by the stockholders at the individual level of taxation; therefore, The McKinley Group, Inc. pays no federal or state income taxes.

            Additionally, The McKinley Group, Inc. has elected to use a year end other than a calendar year end, pursuant to Internal Revenue Code sections 444 and 7519. The McKinley Group, Inc. has paid a deposit to the Internal Revenue Service pursuant to such election and may have to pay additional deposits annually. All deposits paid are ultimately refundable.

            Included in these combined financial statements is the financial activity of MGI Services, Inc. (MGI). MGI was incorporated December 27, 1993 (date of inception) with the purpose to provide administrative and accounting services to The McKinley Group, Inc. which pays a monthly management fee to MGI in exchange for these services. MGI has elected to be treated as a Sub-Chapter S corporation under the Internal Revenue Code and is owned by the same stockholders as The McKinley Group, Inc. MGI uses a calendar year end, however, these combined financial statements include the financial activity of MGI as of September 30, 1995 and for the twelve months then ended and as of September 30, 1994 and for the period of December 27, 1993 (date of inception) to September 30, 1994. All intercompany accounts and transactions have been eliminated.

                               THE McKINLEY GROUP
                         NOTES TO FINANCIAL STATEMENTS
                                   __________

  2.   Summary of significant accounting policies

            Revenue recognition
            -------------------

               The Companies provide personnel, billed on an hourly basis, to perform computer consulting services for other companies. Revenue is recognized and billed as labor hours are worked at agreed upon rates.

            Property and equipment
            ----------------------

               Property and equipment are stated at cost.  Depreciation is computed using the straight-line method over estimated useful lives ranging from 3 to 15 years. Leasehold improvements are amortized on a straight-line basis over the lesser of the lease term or the estimated useful life of the improvement.

               Maintenance and repairs of property and equipment are charged to operations and major improvements that extend the useful life are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts and any gain or loss is included in operations.

            Cash and cash equivalents
            -------------------------

               Cash and cash equivalents consist of all demand deposits and short-term investments with original maturities of three months or less.

            Concentration of credit risk
            ----------------------------

               The Companies maintain the majority of its cash in an overnight sweep account which invests primarily in low risk securities. No losses have been experienced on such investments. Since the maturities of such investments are overnight they are considered to be cash equivalents.

                               THE McKINLEY GROUP
                         NOTES TO FINANCIAL STATEMENTS
                                  ___________


               Other financial instruments which potentially subject the
            Companies to concentrations of credit risk consist principally of accounts receivable. Concentration of credit risk with respect to accounts receivable are limited to two customers (see Note 5) with large balances. The Companies' remaining customer base includes many smaller balances dispersed across different businesses and geographic regions.

  3.    Property and equipment

            Property and equipment as of September 30, 1995 and September 30, 1994 were as follows:

                                          1995       1994
                                        ---------  ---------

       Computer equipment                $221,077   $110,462
       Furniture and fixtures              34,088     21,724
       Condominium                         27,206     29,927
       Leasehold improvements               3,776      3,776
       Capitalized leases                   6,717      6,717
                                         --------   --------
                                          292,864    172,606

       Less accumulated depreciation
      and amortization                    107,864     49,681
                                         --------   --------

       Property and equipment, net       $185,000   $122,925
                                         ========   ========

            Depreciation and amortization expense was $60,904 and $29,810 for the years ended September 30, 1995 and 1994, respectively.

            The Companies own a condominium, which is used for rental purposes. Depreciation of the rental property is computed using the straight-line method over an estimated useful life of 15 years. Depreciation expense for the years ended September 30, 1995 and 1994 is $2,721. The condominium is subject to a 30 year mortgage requiring monthly payments of $386 that bears interest at a rate of 9.5% per annum.

                               THE McKINLEY GROUP
                         NOTES TO FINANCIAL STATEMENTS
                                   _________


     Future scheduled repayments of the mortgage payable is as follows:

     1996           $ 2,836
     1997             3,166
     1998             3,481
     1999             3,826
     2000             4,206
     Thereafter       1,796
                    -------
                    $19,311
                    =======

4. Commitments and contingencies

     Operating leases
     ----------------

          The Companies lease certain facilities in Front Royal, Virginia and Atlanta, Georgia under operating agreements expiring in 1997 and 1998. For the years ended September 30, 1995 and 1994, rent expense was $40,451 and $21,900, respectively. The operating lease for the Atlanta office contains an escalation clause of 4% annually.

          Future minimum annual lease payments at September 30, 1995 are as follows:

     1996                $ 51,742
     1997                  53,193
     1998                  18,520
                         --------
                         $123,455
                         ========

     Capitalized leases
     ------------------

          The Companies lease certain equipment under noncancelable capital lease arrangements. Included in the September 30, 1995 and 1994 balance sheets is $6,717 of equipment, net of accumulated depreciation of $3,359 and $1,120, respectively.

                               THE McKINLEY GROUP
                         NOTES TO FINANCIAL STATEMENTS
                                   __________

            Future minimum lease payments required under the capitalized lease at September 30, 1995 is $2,443 payable during 1996.


5.   Revenue from major customers

          During 1995, revenue from two customers accounted for 34% and 16% of contract revenues. Those customers also accounted for 32% and 16%, respectively, of the total accounts receivable at September 30, 1995.

          During 1994, revenue from two different customers accounted for 24% and 12% of contract revenues. Those customers also accounted for 7% and 10%, respectively, of the total accounts receivable at September 30, 1994.


6.   Pension plan

          The Companies have a voluntary defined-contribution 401(k) plan (the
Plan) which covers employees who are over 21 years of age. The Companies make contributions to the Plan on a discretionary basis. There were no employer contributions in 1995 or 1994.

                    THE MCKINLEY GROUP, INC. AND SUBSIDIARY

                             COMBINED BALANCE SHEET
                                     AS OF
                                 JUNE 30, 1996
                                  (UNAUDITED)

                                            June 30,
                                              1996
                                           ----------
Assets
Current assets:
  Cash and cash equivalents                  $2,897,587
  Accounts receivable, net                    5,025,189
  Prepaid expenses                               83,704
                                             ----------
    Total current assets                      8,006,480
  Furniture and equipment, net                  208,899
  Other assets                                  292,359
                                             ----------
    Total assets                             $8,507,738
                                             ==========

Liabilities & Stockholders' Equity
Current liabilities:
  Notes payable, current portion             $1,500,000
  Accrued payroll and related taxes             719,034
  Accounts payable and accrued expenses         242,089
                                             ----------
    Total current liabilities                 2,461,123
Notes payable, long term portion                 15,999
                                             ----------
    Total liabilities                         2,477,122
                                             ==========

Stockholders' equity:
  Common stock                                   18,572
  Retained earnings                           6,012,044
                                             ----------
    Total stockholders' equity                6,030,616
                                             ----------

Total liabilities and stockholders'
  equity                                     $8,507,738
                                             ==========

                    THE MCKINLEY GROUP, INC. AND SUBSIDIARY

                       COMBINED STATEMENTS OF OPERATIONS
                            FOR THE SIX MONTHS ENDED
                             JUNE 30, 1995 AND 1996
                                  (UNAUDITED)


                                            June 30,   June 30,
                                              1995       1996
                                          ----------  ----------
Revenue                                     $8,249,149  $12,269,458


Cost of revenue                              5,418,442    8,249,083
                                            ----------   ----------

  Gross profit                               2,830,707    4,020,375
                                            ----------   ----------

Operating expenses:
  General and administrative                   486,273    1,387,620
  Depreciation and amortization                 30,452       42,534
                                            ----------   ----------

    Total operating expenses                   516,725    1,430,154
                                            ----------   ----------

  Income from operations                     2,313,982    2,590,221
                                            ----------   ----------

Other income (expense):
  Interest income                               29,997       42,486
  Interest expense                              (7,000)        (913)
                                            ----------   ----------

    Total other income                         (22,997)      41,573
                                            ----------   ----------

    Net income                              $2,336,979   $2,631,794
                                            ==========   ==========

Pro forma data:
  Income before provision for income taxes  $2,336,979   $2,631,794
  Provision for income taxes                   920,551    1,052,718
                                            ----------   ----------

    Pro forma net income                    $1,416,428   $1,579,076
                                            ==========   ==========



                    THE MCKINLEY GROUP, INC. AND SUBSIDIARY

                       COMBINED STATEMENTS OF CASH FLOWS
                            FOR THE SIX MONTHS ENDED
                             JUNE 30, 1995 AND 1996
                                  (UNAUDITED)



                                                  June 30,
                                          -------------------------
                                              1995          1996
                                          -----------   -----------
Cash flows provided by (used in)
 operating activities:
Net income                                $ 2,336,979   $ 2,631,794
Adjustments to reconcile net income to
 net cash provided by operations:
Depreciation                                   30,452        42,534
Changes in assets and liabilities:
Accounts receivable                        (1,816,140)   (1,710,098)
Advances to officers and employees                 --            --
Prepaid expenses                                   --        68,219
Other assets                                   29,669      (166,216)
Accounts payable and accrued expenses         236,845       369,255
Accrued payroll and related taxes               8,920      (382,135)
                                          -----------   -----------

Net cash provided by operating                826,725       853,353
 activities                               -----------   -----------

Cash flows used in investing activities:
Purchase of furniture and equipment           (99,284)      (60,901)
                                          -----------   -----------

Net cash used in investing activities         (99,284)      (60,901)
                                          -----------   -----------

Cash flows provided by (used in)
 financing activities:
Borrowings on notes payable                        --     1,500,211
Payments on notes payable                      (1,528)           --
Distributions to shareholders                (714,490)   (1,921,109)
                                          -----------   -----------

Net cash used in financing activities        (716,018)     (420,898)
                                          -----------   -----------

Net increase in cash and cash
 equivalents                                   11,423       371,554
Cash and cash equivalents, beginning of
 period                                     1,224,880     2,526,213
                                          -----------   -----------
Cash and cash equivalents, end of period  $ 1,236,303   $ 2,897,767
                                          ===========   ===========


                     THE MCKINLEY GROUP, INC AND SUBSIDIARY

                     NOTES TO INTERIM FINANCIAL STATEMENTS

1)   Basis of Presentation

     Interim Financial Information - The unaudited financial statements reflect all adjustments which, in the opinion of management, are necessary to present fairly the financial position and results of operations for the periods presented. The results of operations for the interim periods are not necessarily indicative of the results for a full year. Certain information and footnote disclosures as of June 30, 1996 and for the six months ended June 30, 1995 and 1996 normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission, although the Company believes that the disclosures are adequate to make the information not misleading.

                             ACCUSTAFF INCORPORATED
       INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     Management believes that the assumptions used in preparing the unaudited pro forma financial statements contained herein provide a reasonable basis on which to present the pro forma financial data. The unaudited pro forma financial statements are provided for informational purposes only and should not be construed to be indicative of the results of operations or financial position of AccuStaff Incorporated and its subsidiaries (the "Company") had the transactions described below been consummated on or as of the dates assumed, and are not intended to project the Company's results of operations or its financial position for any future period or as of any future date.

     A pro forma combined balance sheet has not been included with the financial information attached hereto, as The McKinley Group and subsidiary ("McKinley") has been included in the Company's historical balance sheet which was filed in the Company's Form 10-Q for the quarter ended June 30, 1996, filed on August 15, 1996.

     The pro forma Statements of Operations data for the year ended January 1, 1995, consisting of the Company's audited historical income statement, for the year ended January 1, 1995 and the McKinley audited historical income statement for the year ended September 30, 1994, are described herein in lieu of a columnar presentation. The Company issued 1,857,150 shares of stock in accordance with the transaction therefore increasing the weighted average number of shares outstanding to 28,200,510 from 26,343,360. The combined pro forma operations resulted in revenues of $143.8 million, income from operations of $6.6 million, and net income of $4.0 million. These combined results resulted in pro forma earnings per share of $0.14 versus the actual $0.12 reported by the Company. The acquisition expenses of $2.8 million were not included in the above pro forma results of operations.

     The following unaudited pro forma combined statements of income for the year ended December 31, 1995 and the six months ended June 30, 1996 have been prepared to reflect the operations of the Company as if the following had occurred on January 2, 1995:

     (i)   the acquisition of McKinley, effective June 19, 1996;

     (ii) the acquisitions of Matthews Professional Employment Specialists Incorporated, effective July 2, 1995; Special Counsel International, Inc., and its affiliate, effective July 30, 1995; Bogard Temps, Inc., effective July 30, 1995; Computer Professionals, Inc., effective October 29, 1995; Advance/Possis Technical Services, Inc., effective November 30, 1995; Contemporary Personnel Services, Inc., effective January 2, 1995, Dupay Enterprises, Inc. d/b/a ASOSA Personnel, effective January 2, 1995, LawStaf, Inc., effective May 1, 1995 and Attorneys Per Diem, effective May 1, 1995, HR Management Services, Inc., effective November 6, 1995 (collectively the "1995 Other Acquisitions"); and

     (iii) the acquisitions of PTA International, d/b/a Perma Temp Agency, effective January 2, 1996; Goldfarb-Wasson Associates, Inc. d/b/a GW Consulting and GW Temporaries, Inc., effective January 3, 1996; Excel Temporary Services, Inc. and affiliated companies, effective January 31, 1996; Additional Technical Support, Inc. and affiliated companies, effective February 22, 1996; Accounting Pros, Inc. and Accounting Pros Philadelphia, Inc., effective January 2, 1996, Tekna, Inc., effective January 1, 1996, Career Enhancement International, Inc., effective January 5, 1996, Advantage Personnel Services, Inc. and Advantage Temporaries of Pleasanton, Inc., effective January 28, 1996, and HNS

          Software, Inc., effective March 11, 1996; Alternative Temps, Inc., effective April 27, 1996; TempsAmerica, Inc. and affiliated companies, effective May 19, 1996; Project Professionals, Inc., effective May 19, 1996; Logue and Rice, Inc. and affiliated companies, effective May 26, 1996; Contact Recruiters, Inc. and Ovation Technologies, Inc., effective May 31, 1996; Openware Technologies, Inc., effective June 16, 1996; Alta Technical Services, Inc., effective July 14, 1996; CAD Design, Inc., effective June 30, 1996; In-House Counsel, Inc., effective July 7, 1996; TRAK Services, Inc., effective July 28, 1996; Perspective Technology, Inc., effective August 11, 1996, Datacorp Business Systems, Inc., effective August 18, 1996; and Staffware, Inc., effective August 31, 1996 (collectively "1996 Other Acquisitions").



     On October 26, 1995, the Company's Board of Directors authorized a two-for-one stock split. The stock split was effected as a 100% stock dividend and was paid on November 27, 1995 to shareholders of record on November 9, 1995. Additionally, on March 6, 1996, the Company's Board of Directors authorized a three-for-one stock split. The stock split was effected as a 200% stock dividend and paid on March 27, 1996 to shareholders of record on March 20, 1996. The pro forma financial statements and earnings per share data for the periods presented herein are computed after giving effect to the both the two-for-one and three-for-one stock splits.


                         MCKINLEY BUSINESS COMBINATION

     The McKinley acquisition was treated as a pooling of interests for financial accounting purposes. The Company acquired all of the issued and outstanding common stock of McKinley in exchange for 1,857,150 shares of the Company's Common Stock.

                            1996 OTHER ACQUISITIONS

     The 1996 Other Acquisitions were treated as purchases for financial reporting purposes, except for the acquisitions of Perma Temps and Staffware which were both accounted for under the pooling of interests method of accounting. To date the Company has paid in the aggregate $160.9 million in cash, issued 4.1 million shares of Common Stock, and issued, in the aggregate, notes payable of $14.8 million (payable from April 1996 to March 1999) as consideration for the 1996 Other Acquisition. Certain of the 1996 Other Acquisition agreements provide for additional purchase price consideration upon attainment of certain earnings targets at the end of periods ranging from one to three years. Any additional consideration paid will be recorded as additional purchase price.

                            1995 OTHER ACQUISITIONS

     The 1995 Other Acquisitions were treated as purchases for financial reporting purposes. The Company paid in the aggregate $53.9 million in cash and issued, in the aggregate, notes payable of $14.8 million (payable from April 1995 to April 1998) as consideration for the 1995 Other Acquisitions. Certain of the 1995 Other Acquisition agreements provide for additional purchase price consideration upon attainment of certain earnings targets at the end of periods ranging from one to six years. To date an aggregate of $8.3 million of additional consideration has been paid on the 1995 Other Acquisitions, which has been recorded as additional purchase price. Any additional consideration paid will be recorded as additional purchase price.

     The unaudited pro forma combined financial statements are derived, in part, from historical financial statements and should be read in conjunction with those financial statements and the notes thereto. The unaudited pro forma combined financial statements are not necessarily indicative of the results that would have occurred if the assumed transactions had occurred on the dates indicated or the expected financial position or results of operations in the future. The unaudited pro forma combined financial statements should be read in conjunction with the separate historical financial statements of AccuStaff Incorporated and in conjunction with the related assumptions and notes to these unaudited pro forma combined financial statements.

                    ACCUSTAFF INCORPORATED AND SUBSIDIARIES

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      for the year ended December 31, 1995
                                  (Unaudited)



                                                                             1995 and 1996                       Combined
                                           AccuStaff                              Other            Pro Forma     AccuStaff
                                          Incorporated    McKinley/(1)/       Acquisitions       Adjustments    Incorporated
                                          ------------   --------------        ------------      -----------    ------------
Revenue                                   $267,616,204    $16,512,368        $457,242,848      $        --      $741,371,420
Cost of revenue                            218,242,244     10,990,610         357,391,510               --       586,624,364
                                          ------------    -----------        ------------      -----------      ------------

                 Gross profit               49,373,960      5,521,758          99,851,338               --       154,747,056
                                          ------------    -----------        ------------      -----------      ------------

Operating expenses:
General and administrative                  32,981,394      1,164,313          80,690,297      (11,483,269)(a)   103,352,735
Depreciation and amortization                2,210,000         60,904           1,903,585        6,778,591 (b)    10,953,080
                                          ------------    -----------        ------------      -----------      ------------

Total operating expenses                    35,191,294      1,225,217          82,593,882       (4,704,678)      114,305,815
                                          ------------    -----------        ------------      -----------      ------------

Income (loss) from operations               14,182,568      4,296,541          17,257,456        4,704,678        40,441,241
                                          ------------    -----------        ------------      -----------      ------------
Other income (expense)
Other                                               --          3,767          (9,326,431)      10,710,836 (c)     1,388,172
 Management fee                                     --             --          (1,387,657)              --        (1,387,657)
Interest income                                733,248         55,055             501,015       (1,284,684)(d)         4,634
Interest expense                              (849,700)       (13,610)         (2,394,739)     (12,677,629)(e)   (15,935,678)
                                          ------------    -----------        ------------      -----------      ------------

Total other income (expenses)                 (116,452)        45,212         (12,607,812)      (3,251,477)      (15,930,529)
                                          ------------    -----------        ------------      -----------      ------------
Income (loss) before provision for
 income taxes                               14,066,114      4,341,753           4,649,644        1,453,201        24,510,712

Provision (benefit) for income taxes         5,366,700      1,736,701/(2)/      1,870,239          581,280 (f)     9,554,920
                                          ------------   ------------        ------------      -----------      ------------
 Net income (loss)                        $  8,699,414   $  2,605,052        $  2,779,405      $   871,821      $ 14,955,792
                                          ============   ============        ============      ===========      ============

Earnings per share of common and common
 stock equivalents                               $0.22                                                                 $0.34
                                          ============                                                          ============

 Weighted average number of shares
  outstanding                               39,761,550                                                            43,818,285
                                          ============                                                          ============

- ---------------
/(1)/ Derived from the audited financial statements of McKinley for the year ended September 30, 1995.
/(2)/ The pro forma provision for income taxes was computed using the Company's effective tax rate of approximately 40%.

                    ACCUSTAFF INCORPORATED AND SUBSIDIARIES

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     for the six months ended June 30, 1996
                                  (Unaudited)


                                                            1996
                                           AccuStaff        Other        Pro Forma
                                          Incorporated   Acquisitions   Adjustments       Pro Forma
                                          ------------   ------------   -----------      ------------

Revenue                                   $334,461,000    $75,599,000   $        --      $410,060,000
Cost of Revenue                            284,521,000     56,761,000            --       321,282,000
                                          ------------                  -----------      ------------

Gross profit                                69,940,000     18,838,000            --        88,778,000

Operating expenses:
General and administrative                  43,519,000     19,940,000    (8,453,000)(a)    55,006,000
Depreciation and amortization                4,178,000        170,000     1,356,000 (b)     5,704,000
                                          ------------   ------------   -----------      ------------

Total operating expenses                    47,897,000     20,110,000    (7,097,000)       60,710,000
                                          ------------   ------------   -----------      ------------

Income (loss) from operations               22,243,000     (1,272,000)    7,097,000        28,068,000
                                          ------------   ------------   -----------      ------------

Other income (expense)
Other                                               --        128,000            --           128,000
Interest income                              1,417,000             --            --         1,417,000
Interest expense                            (1,910,000)        10,000     (2,776,000)(e)   (4,676,000)
Acquisition expense                         (2,800,000)      (277,000)           --        (3,077,000)
                                          ------------   ------------   -----------      ------------

Total other income (expense)                (3,293,000)      (139,000)   (2,776,000)        6,208,000
                                          ------------   ------------   -----------      ------------

Income (loss) before provision for
 income taxes                               18,950,000    (1,411,000 )    4,321,000        21,860,000
Provision (benefit) for income taxes         8,178,000       (564,000)    1,728,000 (f)     9,342,000
                                          ------------   ------------   -----------      ------------

Net income (loss)                         $ 10,772,000   $   (847,000)  $ 2,593,000      $ 12,518,000
                                          ============   ============   ===========      ============

Earnings per share of common and common
 stock equivalents                               $0.17                                          $0.20
                                          ============                                   ============


Weighted average number of shares
 outstanding                                62,175,000                                     62,607,741
                                          ============                                   ============


                    ACCUSTAFF INCORPORATED AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                            STATEMENTS OF OPERATIONS

       BASIS OF RECORDING THE TRANSACTIONS - The accompanying pro forma combined income statements for the year ended December 31, 1995 and the six months ended June 30, 1996 have been prepared to reflect the operations of the Company as if the following had occurred on January 2, 1995, (the beginning of the period); (i) the acquisition of McKinley; (ii) the acquisition of the 1996 Other Acquisitions; and (iii) the acquisition of the 1995 Other Acquisitions.

       The Acquisition Expenses of $2.8 million, which are not deductible for income tax purposes, related to the acquisition of McKinley have been included in the actual results of operations of the Company for the six months ended June 30, 1996. These expenses have not been included in the statement of operations for the year ended December 31, 1995.

       STATEMENT OF INCOME ADJUSTMENTS - The following pro forma adjustments were made to the historical statements of the Company:

            (a) This adjustment primarily reflects the contractual reduction in officer compensation relating to the 1996 and 1995 Other Acquisitions as the result of negotiated employment agreements, which provides for substantially the same management duties or responsibilities, offset by increases in officers incentive compensation per employment agreements of AccuStaff Incorporated.

            (b) This adjustment reflects the increase in amortization expense related to the goodwill recorded under the purchase method of accounting for the 1996 and 1995 Other Acquisitions in the amount of $6,778,591 for the year ended December 31, 1995 and $1,356,000 for the six months ended June 30, 1996.

            (c) This adjustment relates to contract termination fees which were paid to the managers and officers of Computer Professionals, Inc. required by the purchase of the company by AccuStaff Incorporated.

            (d) This adjustment reflects the elimination of interest income for the cash available to be used and the subsequent interest income foregone, in connection with the purchase of the 1995 Other Acquisitions.

            (e) This adjustment reflects the increase in interest expense for cash required to be borrowed at an interest rate of 6.5% and for the additional bank debt and notes payable at interest rates ranging from 6.5% to 8% related to the purchase of the 1995 and 1996 Other Acquisitions.

            (f) This adjustment reflects the decrease to income tax expense based on the pro forma adjustments to income before provision for income taxes based on the Company's effective tax rate of approximately 40%.


                                 EXHIBIT INDEX
                                                                                       Page
                                                                                       ----
  2.1  Agreement and Plan of Merger among AccuStaff Incorporated, AccuStaff
       Merger Corp., AccuStaff Merger Subsidiary, Inc., The McKinley Group,
       Inc., MGI Services, Inc. and the shareholders of The McKinley Group, Inc.
       and MGI Services, Inc. dated as of June 19, 1996 (without schedules)
       incorporated by reference to Exhibit 2.1 to AccuStaff's Current Report on
       Form 8-K dated June 19, 1996 and filed July 2, 1996............................  N/A

 23.1  Consent of Coopers & Lybrand L.L.P.............................................  26

 99.1  Press Release dated June 18, 1996 incorporated by reference to Exhibit 99.1 to AccuStaff's Current Report on Form 8-K dated June 19, 1996 and filed July 2, 1996.............................................................  N/A

 99.2  Press Release dated June 20, 1996 incorporated by reference to Exhibit 99.2 to AccuStaff's Current Report on Form 8-K dated June 19, 1996 and filed July 2, 1996.............................................................  N/A